As filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

P10, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-2908160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(Address of Principal Executive Offices) (Zip Code)

P10 Holdings, Inc. 2018 Stock Incentive Plan

P10, Inc. 2021 Incentive Plan

(Full title of the plans)

Robert Alpert

C. Clark Webb

Co-Chief Executive Officers

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(Name and address of agent for service)

(214) 865-7998

(Telephone number, including area code, of agent for service)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

Robert Alpert

C. Clark Webb

Co-Chief Executive Officer

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

Tel: (214) 865-7998

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by P10, Inc., a Delaware corporation (the “Company”), relating to (i) 5,788,331 shares of class A common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of stock options granted under the P10 Holdings, Inc. 2018 Stock Incentive Plan (the “2018 Plan”); (ii) 1,456,733 shares of Common Stock issuable upon the exercise of stock options granted under the P10, Inc. 2021 Stock Plan (the “2021 Plan” and together with the 2018 Plan, the “Plans”); (iii) the resale of 36,033 restricted shares of Common Stock issued under the 2021 Plan; (iv) the resale of 567,789 shares underlying RSUs issued under the 2021 Plan; and (v) 1,451,114 shares of Common Stock available for issuance under the 2021 Plan.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling securityholders pursuant to equity awards, including restricted stock restricted stock unit grants, granted to the selling securityholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide each recipient of a grant under the Plans (the “Recipients”) with documents that contain information related to the Plans, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Caryn Peeples

Office Manager

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

Tel: (214) 865-7998

Email: info@p10alts.com

REOFFER PROSPECTUS

603,822 Shares

P10, Inc.

Common Stock

Issuable under certain awards

granted under the Plans

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 603,822 (the “Shares”) of our class A common stock, $0.001 par value per share (the “Common Stock”) by certain securityholders identified herein in the section entitled “Selling Securityholders”. Such shares may be acquired in connection with awards granted under the P10 Holdings, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) and the P10, Inc. (the “Company”) 2021 Stock Plan (the “2021 Plan” and together with the 2018 Plan, the “Plans”). You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on the NYSE, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 3 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the resale of our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on the NYSE under the symbol “PX” and the last reported sale price of our Common Stock on May 6, 2022 was $12.26 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 12, 2022

P10, INC.

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of P10, Inc., a Delaware corporation and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, future events and financial performance, our operations, strategies and expectations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this or any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties and assumptions, including but not limited to global and domestic market and business conditions, our successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

i

PROSPECTUS SUMMARY

The Securities and Exchange Commission (the “Commission”) allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

We are a leading multi-asset class private market solutions provider in the alternative asset management industry. Our mission is to provide our investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. We structure, manage and monitor portfolios of private market investments, which include specialized funds and customized separate accounts within primary investment funds, secondary investments, direct investments and co-investments, collectively (“specialized investment vehicles”) across highly attractive asset classes and geographies in the middle and lower middle markets that generate superior risk-adjusted returns. Our existing portfolio of private solutions include Private Equity, Venture Capital, Impact Investing and Private Credit. Our deep industry relationships, differentiated investment access and structure, proprietary data analytics, and our portfolio monitoring and reporting capabilities provide our investors the ability to navigate the increasingly complex and difficult to access private markets investments.

Our revenue is composed almost entirely of recurring management and advisory fees, with the vast majority of fees earned on committed capital that is typically subject to ten to fifteen year lock up agreements. We have an attractive business model that is underpinned by highly recurring, diversified management and advisory fee revenues, and strong free cash flow. The nature of our solutions and the integral role that our solutions play in our investors’ investment decisions have translated into high revenue visibility and investor retention. As of December 31, 2021, we had fee paying assets under management (“FPAUM”) of $17.3 billion.

We are differentiated by the scale, depth, diversity and investment performance of our solutions, which are bolstered by the investment expertise of our investment team, our long-standing access to leading fund managers, our robust and constantly expanding data capabilities and our disciplined investment process. We market our solutions under well-established brands within the specialized markets in which we operate. These include RCP Advisors 2, LLC and RCP Advisors 3, LLC (collectively, “RCP Advisors”) and Bonaccord Capital Partners (“Bonaccord”), LLC and Hark Capital Advisors, LLC (“Hark”), our Private Equity solutions; TrueBridge Capital Partners LLC (“TrueBridge”), our Venture Capital solution; Enhanced Capital Group, LLC (“Enhanced”), our Impact Investing solution; and Five Points Capital, Inc. (“Five Points”), our Private Credit solution (Five Points also offers certain private equity solutions). We believe adding new asset class solutions will foster deeper manager relationships, enabling managers and portfolio companies alike to benefit from our offering and expect to expand within other asset classes and geographies through additional acquisitions and future planned organic growth by providing additional specialized investment vehicles within our existing investment asset class solutions. As of the date of this prospectus, we are pursuing additional acquisitions and are in discussions with certain target companies, however the Company does not currently have any agreements or commitments with respect to any acquisitions.

Our success and growth have been driven by our long history of strong performance and our position in the private markets ecosystem. We believe our growing scale in the middle and lower-middle markets provides us a competitive advantage with investors and fund managers. In addition, our senior investment professionals have developed strong and long-tenured relationships with leading middle and lower middle market private equity and venture capital firms, which we believe provides us with differentiated access to the relationship-driven middle and lower-middle market private equity and venture capital sectors. As we expand our offerings, our investors entrust us with additional capital, which strengthens our relationships with our fund managers, drives additional investment opportunities, sources more data, enables portfolio optimization and enhances returns, and in turn attracts new investors. We believe this powerful feedback process will continue to strengthen our position within the private markets ecosystem. In addition, our multi-asset class solutions are highly synergistic, and coupled with our vast network of general partners and portfolio companies, drive cross-solution sourcing opportunities.

Our global investor base includes some of the world’s largest institutional investors, including pension funds, endowments, foundations, corporate pensions and financial institutions. In addition, we have a strong footprint within some of the most prominent family offices and high net worth individuals. We have a significant presence within the middle and lower middle-market private markets industry in North America, where the majority of our capital is currently being deployed as we leverage our differentiated solutions to serve our global investors.

As of December 31, 2021, we had 180 employees, including 93 investment professionals across 10 offices located in 9 states. Over 100 of our employees have an equity interest in P10, collectively owning approximately 59% of the Company on a fully-diluted basis as of December 31, 2021.

We managed $17.3 billion in FPAUM from which we earn management and advisory fees as of December 31, 2021. In addition, our FPAUM has grown at a compound annual growth rate of 21.8% from December 31, 2018 to December 31, 2021, determined on a pro forma basis as if the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord and Hark were completed as of January 1, 2018.

Corporate Information

P10, Inc. was incorporated in Delaware on January 20, 2021 as a wholly owned subsidiary of P10 Holdings, Inc. P10, Inc. became the sole stockholder of P10 Holdings, Inc. pursuant to a corporate reorganization. Our principal executive office is located at 4514 Cole Avenue, Suite 1600, Dallas, Texas 75205, and our phone number is (214) 865-7998. Our website is p10alts.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Offering

Outstanding Common Stock:	35,742,547 shares of our Class A Common Stock and 81,450,200 shares of our Class B Common Stock are outstanding as of May 6, 2022.

Common Stock Offered:	Up to 603,822 shares of Class A Common Stock for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the Plans.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page 4.

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

NYSE trading symbol:	PX

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. You should carefully consider the risks we have described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 21, 2022, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

The following table sets forth, as of May 6, 2022 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Class A Common Stock beneficially owned by the Selling Securityholders, the aggregate number of shares of Class A Common Stock that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Class A Common Stock that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Class A Common Stock are sold is calculated based on 35,742,547 shares of Class A Common Stock and 81,450,200 shares of Class B Common Stock outstanding as of the Determination Date. Each share of Class A Common Stock has the right to one vote per share and each share of Class B Common Stock has the right to ten votes per share. Each share of Class B Common Stock converts to one share of Class A Common Stock.

The Shares offered by the Selling Securityholders hereunder include restricted shares and shares of Class A Common Stock issuable under restricted stock units held by certain current and former employees of the Company pursuant to the 2021 Plan and/or the 2018 Plan, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock other than through a public sale.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

Securityholders	Relationship to the Company	Number of Shares Beneficially Owned Prior to the Offering (1)			Number of Shares Being Offered (2)		Number of Shares Beneficially Owned After Offering (3)
		Number		Percent (%)			Number		Percent (%)
Robert Alpert	Co-Chief Executive Officer & Chairman	13,200,937	(5)	11.26%	33,540		13,167,397		11.24%
C. Clark Webb	Co-Chief Executive Officer & Director	13,200,937	(5)	11.26%	33,540		13,167,397		11.24%
William F. Souder	Chief Operating Officer & Director	4,295,479	(6)	3.67%	33,540		4,261,939		3.64%
Jeff P. Gehl	Head of Marketing and Distribution	4,295,479	(7)	3.67%	33,540		4,261,939		3.64%
Amanda Coussens	Chief Financial Officer	15,035	(8)	*	8,385		6,650	*
Edwin Poston	Director	8,727,949	(9)	7.45%	33,540		8,694,409		7.42%
Travis Barnes	Director	13,291		*	13,291		0		*
Scott Gwilliam	Director	9,451		*	9,451		0		*
Robert B. Stewart Jr.	Director	13,291		*	13,291		0		*
Named Selling Securityholders (4)				*	391,704	*

*	less than 1%

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on an aggregate of 117,192,747 shares of Common Stock outstanding as of May 6, 2022.

(2)	Includes both vested and non-vested restricted shares.

(3)

Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.

(4)

Includes the following named non-affiliate Selling Securityholders, each of whom own at least 1,000 shares of Class A Common Stock issued pursuant to an employee benefit plan and offered pursuant to this Reoffer Prospectus and each of whom may sell up to such amount using this Reoffer Prospectus: Michael Korengold; Richard Montgomery; Shane McCarthy; Mark Slusar; Ed Rossier; Dave Huston; Jonathan Blanco; Scott Snow; Marshall White; Alex Abell; Michael Feinglass; Andrew Nelson; Nell Blatherick; Ajay Chitkara; Douglas Cruikshank; Tom Danis; Stewart Whitfield Edwards; Mark Hood; Charles Huebner; Kevin Kelly; Calvin Kleinschmidt; Jon Madorsky; Dave McCoy; Raj Patel; Michael Rice; and Mel Williams.

(5)

Information reported is based on Schedule 13G as filed with the SEC on February 14, 2022 on which Robert Alpert and C. Clark Webb reported shared voting power over 13,167,397 Class B shares (each share of Class B common stock entitles its holder to ten votes for each share held, until a Sunset becomes effective, and converts to one share of Class A common stock) and shared dispositive power over 13,167,397 Class B shares of our common stock as of December 31, 2021. Shares beneficially owned by Mr. Alpert, individually and in his capacity as President and sole shareholder of RHA Investments and Mr. Webb, individually and in his capacity as sole member of CCW Holdings.

(6)	Includes shares beneficially owned by Souder Family LLC. Mr. Souder has the power to direct the affairs of Souder Family LLC as its managing member.

(7)

Includes shares beneficially owned by the Jeff P. Gehl Living Trust dated January 25, 2011. Mr. Gehl has the power to direct the affairs of the Jeff P. Gehl Living Trust dated January 25, 2011 as its trustee.

(8)	Includes 6,650 shares issuable upon exercise of stock options that vest within 60 days of the date of this prospectus.

(9)	Includes shares beneficially owned by TrueBridge Colonia Fund, u/a dated 11/15/2015. Mr. Poston has the power to direct the affairs of TrueBridge Colonia Fund, u/a dated 11/15/2015 as its trustee.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Securityholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Securityholders, or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Baker & Hostetler LLP.

EXPERTS

The consolidated financial statements of P10, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus (unless otherwise noted, the SEC file number for each of the documents listed below is 001-40937):

•	The Company’s Annual Report on Form 10-K filed with the Commission on March 21, 2022 (File No. 001-40937);

•	The Company’s Current Report on Form 8-K filed with the Commission on March 4, 2022 (File No. 001-40937);

•

The description of the Company’s Common Stock contained in Prospectus filed pursuant to Rule 424(b)(4) on October 22, 2021, including any amendment or report filed for the purpose of updating such description; and

•

The description of the Registrant’s Common Stock included in the Registrant’s Registration Statement on Form 8-A under the Exchange Act filed with the SEC on October 19, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://www.p10alts.com/. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to P10, Inc., Attention: Office Manager, P10, Inc., 4514 Cole Avenue, Suite 1600, Dallas, Texas 75205, Tel: (214) 865-7998, Email: info@p10alts.com.

P10, INC.

603,822 SHARES OF CLASS A COMMON STOCK

REOFFER PROSPECTUS

May 12, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this Registration Statement (unless otherwise noted, the SEC file number for each of the documents listed below is 001-40937):

•	The Company’s Annual Report on Form 10-K filed with the Commission on March 21, 2022 (File No. 001-40937);

•	The Company’s Current Report on Form 8-K filed with the Commission on March 4, 2022 (File No. 001-40937);

•

The description of the Company’s Common Stock contained in Prospectus filed pursuant to Rule 424(b)(4) on October 22, 2021, including any amendment or report filed for the purpose of updating such description; and

•

The description of the Registrant’s Common Stock included in the Registrant’s Registration Statement on Form 8-A under the Exchange Act filed with the SEC on October 19, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director. This provision does not affect a director’s liability under the federal securities laws. We maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the resale prospectus included in this Form S-8 registration statement were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering and/or Rule 701 under the Securities Act for offers and sales to grantees pursuant to certain written compensatory benefit plans and contracts relating to compensation as provided thereunder. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40937	3.1	October 26, 2021

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-40937	3.2	October 26, 2021

5.1*	Opinion of Baker & Hostetler LLP

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1*	P10 Holdings, Inc. 2018 Stock Incentive Plan

99.2	P10, Inc. 2021 Incentive Plan	S-1	333-259823	10.1	October 18, 2021

99.3	Form of Restricted Stock Award Agreement under the 2021 Equity Incentive Plan	S-1	333-259823	10.2	September 27, 2021

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 12, 2022.

P10, INC.

By:	/s/ Robert Alpert
Name: Robert Alpert
Title: Co-Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ C. Clark Webb
Name: C. Clark Webb Title: Co-Chief Executive Officer

By:	/s/ Amanda Coussens
Name: Amanda Coussens
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Alpert, C. Clark Webb and Amanda Coussens, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Robert Alpert Robert Alpert	Co-Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 12, 2022

/s/ C. Clark Webb C. Clark Webb	Co-Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2022

/s/ Amanda Coussens Amanda Coussens	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2022

/s/ William F. Souder William F. Souder	Director	May 12, 2022

/s/ Robert B. Stewart, Jr. Robert B. Stewart, Jr.	Director	May 12, 2022

/s/ Travis Barnes Travis Barnes	Director	May 12, 2022

/s/ Edwin Poston Edwin Poston	Director	May 12, 2022

/s/ Scott Gwilliam Scott Gwilliam	Director	May 12, 2022